                                                                EXHIBIT 10.73


                                 EMPLOYMENT AGREEMENT


     This Agreement dated as of December 31, 1997 is between Maurice A. Costa (the "Executive") and Foundation Health Systems, Inc., a Delaware corporation (the "Company").

     WHEREAS, the Company desires to continue to employ the Executive as the President of its businesses and operations related to workers' compensation (the "Division"), and the Executive desires to continue to be employed as the President of the Division for the term and upon the conditions hereinafter set forth:

     NOW, THEREFORE, in consideration of the agreements and covenants contained herein, the Executive and the Company hereby agree as follows:

                                      ARTICLE I
                                      Employment

     Section 1.01. POSITION; TERM; RESPONSIBILITIES. The Company shall continue to employ the Executive as the President of the Division for a term commencing on the date set forth above (the "Commencement Date") and ending on December 31, 2000, subject to earlier termination pursuant to Article III hereof (such term, the "Employment Period"). Subject to the direction of the Chairman of the Board of Directors and Chief Executive Officer of the Company (the "Company CEO"), and of the President and Chief Operating Officer of the Company (the "Company President"), the Executive shall be responsible for the operation and administration of the Division and the implementation of policies set by the Company's Board of Directors, the Company CEO and the Company President as such policies relate to the Division. The Executive also shall perform such other executive and administrative duties (not inconsistent with the position of President of the Division) as the Executive may reasonably be expected to be capable of performing on behalf of the Company, as may from time to time be authorized or directed by the Company CEO or the Company President.

     Section 1.02. DUTIES. During the Employment Period, the Executive shall perform faithfully the duties assigned to him hereunder to the best of his abilities and shall devote his full and undivided business time and attention to the transaction of the Company's business and shall not engage in any other business activities that could reasonably be construed to interfere with such duties, except with the approval of the Company CEO or the Company President.

                                      ARTICLE II
                                     Compensation

     Section 2.01. BASE SALARY. As compensation for the Executive's services hereunder, the Company shall pay to the Executive a salary at the rate of $350,000 per year (the "Base Salary") during the Employment Period, payable in installments in accordance with the Company's normal compensation payment schedule for the Company's senior executives.

     Section 2.02. SPECIAL AND RETENTION BONUSES. The Company shall pay to the Executive (i) a special bonus in the amount of $50,000 on the Commencement Date and (ii) a retention bonus in the amount of $150,000 payable in two installments of $75,000 each, with the first installment payable on the Commencement Date and the second installment payable on the first anniversary thereof PROVIDED that the Executive continues to be employed hereunder on such anniversary by the Company or one of its affiliates. The Company's agreement to pay to the Executive such special bonus and retention bonus is in consideration of the Executive's forfeiture as of the Commencement Date of a portion of the option granted to him pursuant to the Nonqualified Stock Option Agreement dated September 4, 1997 under the Foundation Health Systems, Inc. 1997 Stock Option Plan to purchase 175,000 shares of Class A Common Stock of the Company, par value $.001 per share ("Common Stock"). The portion of such option forfeited by the Executive shall be in respect of an aggregate of 60,000 shares of Class A Common Stock, with the remaining outstanding option being an option to purchase 38,333 shares of Class A Common Stock on each of September 4, 1998 and September 4, 1999 and 38,334 shares of Class A Common Stock on September 4, 2000.

     Section 2.03. INCENTIVE COMPENSATION. The Executive shall be eligible to participate in the Foundation Health Systems, Inc. Executive Incentive Plan for each fiscal year of the Company within the Employment Period. The Company President shall recommend to the Compensation and Stock Option Committee of the Board of Directors that the Executive be eligible to receive each such year an incentive compensation award ("Incentive Award") on the same terms and conditions, except as provided herein, as Incentive Awards are awarded to the Company's Business Unit Executives (the "Unit Executive Incentive Award Group").

     Section 2.04. OTHER COMPENSATION. (a) PAID-TIME OFF. The Executive shall be entitled to 30 "paid-time off days" (as defined by the Company) for each full calendar year in the Employment Period (and a pro-rata number of paid-time off days for any partial year in the Employment Period).

     (b) CERTAIN EXECUTIVE BENEFITS. During the Employment Period, the Executive shall continue to participate in the Foundation Health Corporation Supplemental Executive Retirement Plan ("FHC SERP"), with effective participation for vesting purposes being August 3, 1993, and shall be eligible for the Executive Retiree Medical Plan and the Split-Dollar Life Insurance Program, in each case according to the terms thereof as in effect from time to time. The Executive's benefit under the FHC SERP shall become 100% vested and nonforfeitable on the last day of the Employment Period if the Executive's employment with the Company is terminated other than for "Cause" (as defined in Section 3.01) or, as provided in Section 3.07, if there is a Change of Control prior to December 31, 2000.

     (c) OTHER BENEFITS. During the Employment Period, the Executive shall be entitled to participate in all employee benefit plans, including group health, life and disability plans, and to receive all other fringe benefits as are from time to time generally made available to senior executives of the Company, and nothing in this Agreement is intended to duplicate benefits under such plans or such fringe benefits.

     Section 2.05. EXPENSE REIMBURSEMENTS. The Company shall reimburse the Executive for all proper expenses incurred by him in the performance of his duties and responsibilities hereunder in accordance with the policies and procedures of the Company.

                                     ARTICLE III
                     Termination of Employment; Change of Control

     Section 3.01. Termination for Cause. If the Executive's employment is terminated by the Company for "Cause", then this Agreement shall terminate and no payments shall be made to the Executive hereunder after such employment termination, except that the Executive shall be entitled to receive any unpaid Base Salary accrued in respect of services performed through the date of the Executive's termination of employment and reimbursements for expenses as described in Section 2.05 incurred through such date. Any payments or distributions under any employee benefit plan described in Section 2.04(b) or
(c) shall be paid or distributed in accordance with such plan.

     For purposes of this Agreement, "Cause" means any act of dishonesty or insubordination, incompetence, habitual drunkenness, narcotic drug addition, or other material misconduct of any kind, significant activities harmful to the reputation of the Company, refusal to perform, or substantial disregard of, the duties described in Article I, significant violation of any statutory or common law duty of loyalty to the Company, the Executive's material breach of any provision of this Agreement, moral turpitude, or the commission of a felony.

     Section 3.02. DEATH. In the event of the death of the Executive during the Employment Period, (i) any accrued and unpaid compensation under Sections 2.01, 2.02 and 2.03 and any unreimbursed expenses under Section 2.05 shall be paid to such person or persons or the executors, administrators or other legal representatives of such person or persons (and in such order of priority) as the Executive may have designated in a written instrument filed with the Company's Human Resources Officer (all such persons, executors, administrators and other legal representatives being hereinafter, collectively, "Designated

Successors") and (ii) any payments or distributions under any employee benefit plan described in Section 2.04(b) or (c) shall be paid or distributed in accordance with such plan.

     Section 3.03. DISABILITY. In the event that the Executive becomes unable to perform his duties hereunder by reason of disability, upon submission of documentation evidencing the Executive's disability, the Executive shall be entitled to receive any unpaid compensation pursuant to Sections 2.01, 2.02, and 2.03 accrued through the date of such event and reimbursement for expenses as described in Section 2.05 incurred through such date, and the Executive shall be entitled to the benefits under the disability plans of the Company then in effect. Any payments or distributions under any employee benefit plan described in Section 2.04(b) or (c) shall be paid or distributed in accordance with such plan.

     Section 3.04. RESIGNATION. Notwithstanding the provisions of Section 1.01, the Executive shall be entitled during the Employment Period to terminate his employment hereunder voluntarily upon written notice to the Company. In the event that the Executive voluntarily terminates his employment pursuant to this
Section 3.04, the Employment Period shall terminate effective upon such termination and the Executive shall be entitled to receive any unpaid compensation pursuant to Section 2.01 accrued through the date of such termination and reimbursement for expenses described in Section 2.05 incurred through such date. Any payments or distributions under any employee benefit plan described in Section 2.04(b) or (c) shall be paid or distributed in accordance with such plan.

     Section 3.05.  OTHER TERMINATION.  The Company may, pursuant to this
Section 3.05, terminate the Executive's employment hereunder for any reason other than the reasons set forth in Section 3.01, 3.02, 3.03 or 3.04 upon written notice to the Executive. In addition, the Executive may, pursuant to this Section 3.05, terminate his employment hereunder upon written notice to the Company if the Company unilaterally materially reduces the position of the Executive described in Section 1.01. In the event that prior to a Change in Control (as defined in Section 3.07(d)) the Company shall exercise its right to terminate the Executive's employment pursuant to this Section 3.05 or in the event that prior to such a Change in Control the Executive shall exercise his right to terminate his employment pursuant to this Section 3.05, the Employment Period shall terminate effective on the date set forth in written notice thereof and the Executive shall be entitled to receive (a) Base Salary ratably through December 31, 2000, (b) the second installment of the retention bonus described in Section 2.02 if not yet then paid, (c) reimbursement of expenses incurred through such date pursuant to Section 2.05, and (d) any payments or distributions pursuant to the terms of the employee benefit plans then in effect.

     Section 3.06. NONCOMPETITION -- NONRISK INSURANCE OPERATIONS. If prior to December 31, 2000 Executive's employment with the Company terminates for reasons set forth in Section 3.01, 3.03, 3.04 or 3.05, then the Executive shall refrain for a period of twelve months beginning on the date of such termination of employment from:

          (i) engaging in any activities whether as employer, proprietor, partner, stockholder (other than the holder of less than 2% of the stock of a corporation the securities of which are traded on a national securities exchange or in the over-the-counter market), director, officer, employee or otherwise, in competition with (1) the non-risk insurance operations of the Division and other businesses conducted at the date hereof by the Company or any of its subsidiaries or affiliates over which the Executive shall have exercised, directly or indirectly, any supervisory, management, fiscal or operating control during the Employment Period (the "Managed Businesses"), or (2) any business in which the Managed Businesses are substantially engaged at any time during the Employment Period, other than the business of the Division related to the risk insurance operations;

          (ii) soliciting, in competition with the Managed Businesses, of any person who is a customer of the nonrisk insurance businesses conducted by the Managed Businesses at the date hereof or of any business in which the Managed Businesses are substantially engaged at any time during the Employment Period, other than the risk insurance operations of the Division; and

          (iii) inducing or attempting to persuade any employee of the Managed Businesses to terminate his or her employment relationship in order to enter into competitive employment.

The provisions contained in paragraphs (i) and (ii) of this Section shall apply within all territories in which any of the Managed Businesses is actively engaged in the conduct of business during the Employment Period, including, without limitation, the territories in which customers are then being solicited.

     Section 3.07. CHANGE OF CONTROL. (a) TERMINATION OF EMPLOYMENT. If a Change of Control (as defined in subsection (d) hereof) occurs prior to December 31, 2000 and if the Executive's employment with the Company terminates and the Executive does not become an employee, on substantially the same terms and conditions as the Employee was employed immediately prior to the Change of Control, or the entity that either directly or indirectly owns or operates the risk insurance operations of the Division after the Change of Control (the "Buyer"), then (i) for the greater of (A) the EXCESS of 36 months (including partial months) OVER the number of months (including partial months) during which the Executive performed services hereunder and (B) 18 months (x) the Company shall make all payments to the Executive described in Sections 2.01 and 2.02, and (y) the Employee shall be eligible for benefits under the Executive Retiree Medical Plan, the Split-Dollar Life Insurance Program and the employee benefit plans described in Section 2.04(a) and (c), PROVIDED that the terms of such plans and program so provide on the date of the Executive's termination of employment, and (ii) the Executive's benefit under the FHC SERP shall become 100% vested and nonforfeitable on the date of the Executive's termination of employment. The Company shall reimburse the Executive for expenses (as described in Section 2.05) incurred through the date on which such Change of Control occurs.

     (b) NO TERMINATION OF EMPLOYMENT. If prior to December 31, 2000 a Change of Control occurs and immediately thereafter either the Executive remains in employment with the Company or the Executive becomes an employee of the Buyer, on substantially the same terms and conditions as his employment with the Company immediately before the Change of Control, then the Executive's benefit under the FHC SERP shall become 100% vested and nonforfeitable on the date of the Executive's termination of employment.

     (c) NONCOMPETITION -- RISK INSURANCE OPERATIONS. If prior to December 31, 2000 a Change of Control occurs and the Executive's employment with the Company terminates and the Executive does not become an employee of the Buyer in connection with the Change of Control, on substantially the same terms and conditions as the Employee was employed immediately prior to the Change of Control, then the Company immediately after the Change of Control shall have the right, but not the obligation, to pay upon the direction of the Buyer an amount equal to $525,000 to the Executive in consideration of the Executive's agreement
(i) to release the Company, by executing a written release on a form provided by the Company, from all then present and future claims against the Company, and
(ii) for a period of twelve months beginning on the date of a Change of Control to provide services to the Buyer that are either similar to the type of services the Executive performed for the Company prior to the Change of Control or that require the Executive's business knowledge or expertise and to refrain from:

          (i) engaging in any activities whether as employer, proprietor, partner, stockholder (other than the holder of less than 2% of the stock of a corporation the securities of which are traded on a national securities exchange or in the over-the-counter market), director, officer, employee or otherwise, in competition with the Buyer's business related to risk insurance operations of the Division ("Buyer's Business");

          (ii) soliciting, in competition with the Buyer's Business any person who is a customer of the risk insurance operations of the Division at the date hereof or on the date of the Change of Control; and

          (iii) inducing or attempting to persuade any employee of the Managed Businesses to terminate his or her employment relationship in order to enter into competitive employment with the Buyer's Business.

The provisions contained in paragraphs (i) and (ii) of this Section shall apply within all territories in which any of the Managed Businesses is actively engaged in the conduct of business during the Employment Period, including, without limitation, the territories in which customers are then being solicited.

     (d) DEFINITION OF CHANGE OF CONTROL. A "Change of Control" shall mean (i) the consummation of any consolidation or merger of the Company, as a result of which the risk insurance operations of the Division is no longer owned by the Company or an affiliate thereof, (ii) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the risk insurance operations of the Division to a person unrelated to the Company, or (iii) the adoption of any plan or proposal for the liquidation or dissolution of the risk insurance operations of the Division.

                                      ARTICLE IV
                               Confidential Information

     The Executive shall not, at any time during the Employment Period or thereafter, make use of any bidding information (or computer programs thereof) of any of the Managed Companies, nor divulge any trade secrets or other confidential information of any of the Managed Companies, except to the extent that such information becomes a matter of public record, is published in a newspaper, magazine or other periodical available to the general public or as the Company CEO or the Company President may so authorize in writing. When the Executive shall cease to be employed by the Company, the Executive shall surrender to the Company all records and other documents obtained by him or entrusted to him during the course of his employment hereunder (together with all copies thereof) which pertain specifically to any of the businesses of the Managed Companies; PROVIDED, HOWEVER, that the Executive may retain copies of such documents as necessary for the Executive's personal records for federal and state income tax purposes.

                                      ARTICLE V
                                    Miscellaneous

     Section 5.01. REMEDIES. Without limiting the right of the Company to pursue all other legal and equitable remedies available for violation by the Executive of the provisions contained in Section 3.06, Section 3.07(c) and
Article IV, it is expressly agreed by the Executive and the Company that such other remedies cannot fully compensate the Company for any such violation and that the Company shall be entitled to injunctive relief to prevent any such violation or any continuing violation thereof. Each party intends and agrees that if in any action before any court or agency legally empowered to enforce the provisions of Section 3.06, Section 3.07(c) or Article IV any term, restriction, covenant or promise contained therein is found to be unreasonable and accordingly unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such court or agency. The provisions of Section 3.06, Section 3.07(c) and Article IV shall survive the conclusion of the Executive's Employment by the Company.

     Section 5.02. TAX WITHHOLDING/RIGHTS OF OFFSET. The Company shall have the right to deduct and withhold from all payments made pursuant to the terms of this Agreement all federal, state and local taxes as may be required by law.
The Company also shall have the right to set off against the amount of any such payment the amount of any debt, judgment, claim, expense or other obligation owed at such time by the Executive to the Company or any of its affiliates.

     Section 5.03. MODIFICATION AND WAIVER. This Agreement may not be modified or amended except by an instrument in writing signed by the parties. No term or condition of this Agreement will be deemed to have been waived except by written instrument of the party charged with such waiver. Each such waiver shall operate only as to the specific term or condition waived.

     Section 5.04. SEVERABILITY. If for any reason any provision of this Agreement is held invalid, such invalidity will not affect any other provision hereof, which shall remain in full force and effect.

     Section 5.05. EFFECT OF PRIOR AGREEMENTS. This Agreement contains the entire understanding between the Company and the Executive relating to the subject matter hereof and supersedes any prior agreement, communication or understanding between the Company and the Executive relating to such subject matter.

     Section 5.06. NOTICES. Any notice or request required or permitted to be given hereunder shall be sufficient if in writing and delivered personally or sent by registered or certified mail, return receipt requested, as follows: if to the Executive, to his address as set forth in the records of the Company, and if to the Company, to its address hereinabove set forth, or to any other address designated by either party by notice similarly given. Such notice shall be deemed to have been given upon the personal delivery or such mailing thereof, as the case may be.

     Section 5.07. ASSIGNMENT AND SUCCESSION. The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon its successors and assigns, and the Executive's rights and obligations hereunder shall inure to the benefit of and be binding upon his Designated Successors.

     Section 5.08. HEADINGS. The Article, Section paragraph and subparagraph headings are for convenience of reference only and shall not define or limit the provisions hereof.

     Section 5.09. APPLICABLE LAW. This Agreement shall at all times be governed by and construed, interpreted and enforced in accordance with the internal laws, (as opposed to conflict of laws provisions) of the State of California.

     IT WITNESS WHEREOF, the Company has caused this Agreement to be signed by its duly authorized officer and the Executive has signed this Agreement as of the day and year first above written.


                              FOUNDATION HEALTH SYSTEMS, INC.


                              By: /s/ Jay M. Gellert
                                 ---------------------------------
                                 Jay M. Gellert
                                 President and Chief Operating Officer



                                 /s/ Maurice A. Costa
                                 ----------------------------------
                                 Maurice A. Costa